UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 12, 2005

MRU HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

                                                                000-33487                                                                     33-0954381
                    (Commission File Number)                                     (IRS Employer Identification No.)

600 Lexington Avenue, New York, New York 10022

(Address of principal executive offices and zip code)

(212) 754-0774

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CF 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 12, 2005, the Registrant entered into a Sublease dated April 26, 2005 with ISID Finance of America, Inc. (the “Sub-landlord”) providing for the sublease of 7,685 square feet of additional office space located at 1114 Avenue of the Americas, New York, New York. The term of the Sublease commences when the Sub-landlord vacates the premises which is expected to occur on May 23, 2005. Pursuant to the terms of the Sublease, in the event that the Sub-landlord fails to vacate the premises by May 30, 2005, the Registrant receives a credit in the amount of $16,000 to be applied against the Registrant’s rental payment obligation. The Registrant receives an additional credit in the amount of $29,459.17 if the Sub-landlord fails to vacate the premises by June 30, 2005. Either party has the right to terminate the Sublease without further liability if the premise is not vacated by the Sub-landlord on June 10, 2005. The term of the Sublease ends on May 30, 2009 unless sooner terminated or canceled pursuant to the terms of the Sublease. Rental payments under the Sublease amount to $353,510.00 per annum. The obligations of the Registrant under the Sublease were guaranteed by, Edwin McGuinn, the Registrant’s Chief Executive Officer, in accordance with a Guaranty dated April 26, 2005 executed by Mr. McGuinn in favor of the Sub-landlord.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Exhibit

10.1	Sublease between ISID Finance of America, Inc. and MRU Holdings, Inc. dated April 26, 2005
10.2	Guaranty of Edwin McGuinn in favor of ISID Finance of America, Inc. dated April 26, 2005
10.3	Consent to Sublease of 1114 Trizechahn-Swig, L.L.C. dated May 12, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this current report to be signed on its behalf by the undersigned, thereunto duly authorized.

MRU HOLDINGS, INC.

Date: May 18, 2005	By:	/s/ Vishal Garg

Name: Vishal Garg Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit

10.1	Sublease between ISID Finance of America, Inc. and MRU Holdings, Inc. dated April 26, 2005

10.2	Guaranty of Edwin McGuinn in favor of ISID Finance of America, Inc. dated April 26, 2005

10.3	Consent to Sublease of 1114 Trizechahn-Swig, L.L.C. dated May 12, 2005